UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 30, 2009

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Claridge Ventures, Inc.

 (Name of Small Business issuer in its charter)

   Nevada                                                    000-53438                               Applied For

(State or other jurisdiction of               (Commission File No.)                    (IRS Employer  incorporation or organization)                                                                  Identification Number)

                                               Suite 2106-24 Hemlock Crescent SW

                                                Calgary, Alberta T3C 2Z1

 (Address of principal executive offices)

                                                                 403-819-6090

(Registrant’s telephone number)

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Item 8 01. Other Events

On November  30, 2009 the Board of Directors of the registrant passed unanimously a resolution authorizing a share dividend to the shareholders of record holding common shares on  November  30, 2009, on a basis of seven additional shares for every share held  (7 – 1) bringing the total common shares issued and outstanding to 58,299,500. A copy of the Directors Resolution is included in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1 November 23, 2009 Board of Directors Resolution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claridge Ventures, Inc.

/s/ Kenneth Edmundson

President and Director

December 2, 2009